EXHIBIT 4.5

                         TELSCAPE INTERNATIONAL, INC.
               1998 STOCK OPTION AND APPRECIATION RIGHTS PLAN


                                  ARTICLE 1
                         ESTABLISHMENT AND PURPOSE

     Section 1.1. Telscape International, Inc. (the "Company"), a Texas corporation, hereby establishes a stock option and appreciation rights plan to be named the Telscape International, Inc. 1998 Stock Option and Appreciation Rights Plan (the "1998 Plan").

     Section 1.2. The purpose of this 1998 Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer said persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage said persons to continue to promote the best interests of the Company. This 1998 Plan provides for the grant of options to purchase shares of common stock of the Company, par value $.001 per share (the "Common Stock") which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to persons who are employees, as well as options which do not so qualify ("Non-Qualified Options") to be issued to persons or consultants, including those who are not employees. This 1998 Plan also provides for grants of stock appreciation rights ("SARs") in connection with the grant of options under this 1998 Plan. Incentive Options and Non-Qualified Options may be collectively referred to hereinafter as the "Options" as the context may require.

     Section 1.3. All options and other rights previously granted by the Company under any other plan previously adopted by the Company shall continue to be governed by such plan. All Options granted hereunder on or after the date that this 1998 Plan has been approved and adopted by the Company's board of directors (the "Board of Directors") shall be governed by the terms and conditions of this 1998 Plan unless the terms of such Option specifically indicate that it is not to be so governed.

                               ARTICLE 2
                             ADMINISTRATION

     Section 2.1.     Administration and Authorization: Power and Procedure.
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(A)     Committee.  This 1998 Plan shall be administered by, and all Options
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shall be authorized by, the Committee.  Action of the Committee with respect to the administration of this 1998 Plan shall be taken pursuant to a majority vote or by written consent of its members.

     (1)     "Committee" shall mean a committee appointed by the Board to
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administer this 1998 Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Optionees may be subject to Section 16 of the Exchange Act, shall be Disinterested. In
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addition, from and after the consummation of any initial public offering undertaken by the Company, no person may serve as a member of the Committee unless such person is also an "outside director" within the meaning of Treasury Regulation section 1.162-27(e)(3)(i).

     (2)     "Disinterested" shall mean disinterested within the meaning of
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any applicable regulatory requirements, including Rule 16b-3.

(B)     Options: Interpretation: Powers of Committee. Subject to the express
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provisions of this 1998 Plan, the Committee shall have the authority:

     (1) to determine from among those persons eligible the particular persons who will receive any Options;

     (2) to grant Options to officers, directors, employees and consultants, determine the price at which securities will be offered and the amount of securities to be offered to any of such persons, and determine the other specific terms and conditions of such Options consistent with the express limits of this 1998 Plan, and establish the installments (if any) in which such Options shall become exercisable or determine that no delayed exercisability is required, and establish the events of termination of such Options;

     (3) to approve the forms of Options (which need not be identical either as to type of Option or among Optionees);

     (4) to construe and interpret this 1998 Plan and any agreements defining the rights and obligations of the Company and Optionees under this 1998 Plan, further define the terms used in this 1998 Plan, and prescribe, amend and rescind rules an deregulations relating to the administration of this 1998 Plan;

     (5) to cancel, modify or waive the Company's rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding Options held by Optionees, subject to any required consent;

     (6) to accelerate or extend the exercisability or extend the term of any or all such outstanding Options within a maximum ten-year term of Options; and

     (7) to make all other determinations and take such other action as contemplated by this 1998 Plan or as may be necessary or advisable for the administration of this 1998 Plan and the effectuation of its purposes.

(C)     Binding Determinations.  Any action taken by, or inaction of, the
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Company, any Subsidiary, the Board or the Committee relating or pursuant to this 1998 Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this 1998 Plan.

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(D)     Reliance on Experts. In making any determination or in taking or not
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taking any action under this 1998 Plan, the committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the company shall be liable for any such action or determination taken or made or omitted in good faith.

(E)     Delegation. The Committee may delegate ministerial, non-discretionary
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functions to individuals who are officers or employees of the Company.

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this 1998 Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of this 1998 Plan or action by the Committee fails to so comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

     Section 2.2. The provisions of this 1998 Plan relating to Incentive Options are intended to comply in every respect with Section 422 of the Code ("Section 422") and the regulations promulgated thereunder. In the event that any future statute or regulation shall modify Section 422, this 1998 Plan shall be deemed to incorporate by reference such modification. Any stock option agreement relating to the grant of any Incentive Option pursuant to this 1998 Plan, which option is outstanding and unexercised at the time that any modifying statute or regulation becomes effective, shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the Optionee (as hereinafter defined). Any stock option agreement relating to an Incentive Option shall provide that the Optionee (as hereinafter defined) hold the stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of exercise of such Incentive Option, absent the written approval, consent or waiver of the Committee.

     Section 2.3. If any provision of this 1998 Plan is determined to disqualify the shares of Common Stock purchasable upon exercise of an Incentive Option granted under this 1998 Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify such shares of Common Stock for said tax treatment.

                                ARTICLE 3
                   SHARES AVAILABLE FOR OPTIONS: SHARE LIMITS

     Section 3.1      Shares Available. The capital stock that may be
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delivered under this 1998 Plan shall be shares of the Company's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

     Section 3.2     Share Limits. The maximum number of shares of Common
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Stock that may be delivered pursuant to Options granted under this 1998 Plan shall not exceed 800,000 shares. The maximum number of shares of Common Stock subject to those Options that are granted during any calendar year to any individual under this 1998 Plan shall not exceed 250,000 shares. Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this Section 3.2.

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     Section 3.3     Calculation of Available Shares and Replenishment. Shares
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subject to outstanding Options shall be reserved for issuance. If any Option or other right to acquire shares of Common Stock under an Option shall expire or be canceled or terminated without having been exercised in full, or any Common Stock subject to an Option shall not vest or be delivered, the unpurchased, unvested or undelivered shares subject thereto shall again be available for the purposes of the 1998 Plan, subject to any applicable limitations under Rule 16b-3. If a Stock Appreciation Right or similar right is exercised, the number of shares of Common Stock to which such exercise or payment relates under the applicable Option shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Options under this 1998 Plan and, if applicable, such Option. If the Company withholds shares of Common Stock pursuant to Section 4.5, the number of shares that would have been deliverable with respect to an Option but that are withheld pursuant to the provisions of Section 4.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Option and under the 1998 Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Options under the 1998 Plan. No Options shall be granted pursuant to this 1998 Plan to any Optionee after the tenth anniversary of the date that this 1998 Plan is adopted by the Board.

                                 ARTICLE 4
                                ELIGIBILITY

     Section 4.1. Non-Qualified Options may be granted pursuant to this 1998 Plan to officers, directors, employees and consultants of the Company (or any of its subsidiaries) selected by the Committee, and Incentive Options may be granted pursuant to this 1998 Plan only to employees (including officers and directors who are also employees) of the Company (or any of its subsidiaries) selected by the Committee. Persons granted Options pursuant to this 1998 Plan are referred to herein as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Committee may determine (in its sole discretion) that any person who would otherwise be eligible to be granted Options shall, nonetheless, be ineligible to receive any award under this 1998 Plan.

                                 ARTICLE 5
                          TERMS AND CONDITIONS OF OPTIONS

     Section 5.1. Each Option granted under this 1998 Plan shall be evidenced by a stock option certificate and agreement (the "Stock Option Certificate and Agreement") in a form consistent with this 1998 Plan, provided that the following terms and conditions shall apply:

     (1) The price at which each share of Common Stock covered by an Option may be purchased shall be set forth in the Stock Option Certificate and Agreement and shall be determined by the Committee, provided that the option price for any Option shall not be less than the "fair market value" of the shares of Common Stock at the time of grant determined in accordance with
Section 5.1(2) below. Notwithstanding the foregoing, if an Option to purchase shares of Common Stock is granted pursuant to this 1998 Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than ten percent (10%) of the voting power of all classes of capital stock of the Company (or its parent or subsidiary), not including the shares of Common Stock obtainable upon exercise of the Option, the minimum exercise price of such Option shall be not less than one hundred ten percent (110%) of the "fair market value" of the shares of Common Stock on the date of grant determined in accordance with Section 5.1(2) below.
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     (2)     The "fair market value" shall be determined by the Committee, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the fair market value shall be based upon the following: (i) if the shares of Common Stock are not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the shares of Common Stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the shares of Common Stock in arms-length transactions; or (ii) if the shares of Common Stock are not then listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, and there are reports of stock prices by a recognized quotation service, upon the basis of the last reported sale or transaction price of such stock on the date of grant as reported by a recognized quotation service, or, if there is no last reported sale or transaction price on that day, then upon the basis of the mean of the last reported closing bid and closing asked prices for such stock on that day or on the date nearest preceding that day; or (iii) if the shares of Common Stock shall then be listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, upon the basis of the last reported sale or transaction price at which shares of Common Stock were traded on such recognized securities exchange on the date of grant or, if the shares of Common Stock were not traded on such date, upon the basis of the last reported sale or transaction price on the date nearest preceding that date. The Committee shall also consider such other factors relating to the fair market value of the shares of Common Stock as it shall deem appropriate.

     (3) For the purpose of determining whether an Optionee owns more than ten percent (10%) of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a Stockholder of a company, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

     (4) Notwithstanding any other provision of this 1998 Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

     (5) An Optionee may, in the Committee's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this 1998 Plan, and may be issued a combination of Non-Qualified Options and Incentive Options; provided, however, that non-employees are not eligible to receive Incentive Options.

     (6) The duration of any Option and any Right related thereto shall be within the sole discretion of the Committee; provided, however, that any Incentive Option granted to a ten percent (10%) or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than ten percent (10%) stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

     (7) An Option and any Right related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.
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     (8)     The Committee may impose such other or further conditions on any transaction under the 1998 Plan, including without limitation, the grant or award of any Option or the exercise or other disposition thereof, as it, in its discretion, may deem necessary or advisable in order to exempt the transaction from Section 16(b) of the Exchange Act, including without limitation thereto, the approval or ratification of the transaction by stockholders or a six-month restriction on disposition of the Option or the Common Stock issuable upon exercise thereof.

                                 ARTICLE 6

                    EMPLOYMENT OR SERVICE OF OPTIONEE

     Section 6.1. If the employment or service of an Optionee is terminated for cause, the option rights of such Optionee, both accrued and future, under any then outstanding Non-Qualified or Incentive Option shall terminate immediately. "Cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of patents, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Committee and, such determination shall be binding on the Optionee and the Company.

     Section 6.2. If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(8) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

     Section 6.3. In the case of an Optionee who becomes disabled, as defined by Section 22(e)(3) of the Code, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall, subject to the provisions of Section 5.1(8) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of such termination.

     Section 6.4. In the event of the death of an Optionee, the option rights of such Optionee under any then outstanding Non-Qualified or Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three years after the date of death, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option at the date of death. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities as the Committee may deem advisable.

     Section 6.5. The Committee may also provide that an employee must be continuously employed by the Company for such period of time as the Committee, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, and may also set such other targets, restrictions or other terms relating to the employment of the
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Optionee which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option granted to any employee.

     Section 6.6. Options granted under this 1998 Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

     Section 6.7. Nothing contained in this 1998 Plan, or in any Option granted pursuant to this 1998 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.


                                  ARTICLE 7
                               PURCHASE OF SHARES

     Section 7.1. Except as provided in this Article VII, an Option shall be exercised by tender to the Company of the full exercise price of the shares of Common Stock with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares of Common Stock shall be cumulative so that, once the right to purchase any shares of Common Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with this 1998 Plan, as to the remaining number of shares of Common Stock subject to the Option. The purchase price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Committee, exercise his or her Option by tendering to the Company shares of Common Stock of the Company owned by him or her and having an aggregate fair market value at least equal to the full exercise price. Such shares tendered by the Optionee must have been owned by the Optionee for a period of a minimum of six months prior to the date they are tendered. The fair market value of any shares of Common Stock so surrendered shall be determined by the Committee in accordance with
Section 5.1(2) hereof.

     Section 7.2 The Company may, with the committee's approval at or prior to the time of exercise of any option, accept one or more notes from any Optionee who is an employee in connection with the exercise or receipt of any outstanding Option; provided that any such note shall be subject to the following terms and conditions:

     (1) The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of one or more Options under the 1998 Plan and the note shall be delivered directly to the Company in consideration of such exercise or receipt.

     (2) The initial term of the note shall be determined by the committee; provided that the term of the note, including extensions, shall not exceed a period of five (5) years.

     (3)     The note shall provide for full recourse to the Optionee.

     (4) If the employment of the Optionee terminates, the unpaid principal balance of the note shall become due and payable within thirty (30) days after such termination; provided, however, that if a sale of shares would cause such Optionee to incur liability under Section 16(b) of the Exchange
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Act, the unpaid balance shall become due and payable on the tenth (10)
business day after the first day on which a sale of such shares could have been made without incurring such liability, assuming for these purposes that there are no other transactions by the Optionee subsequent to such termination.

     (5) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

     (6) The terms, repayment provisions and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as them in effect.

     Section 7.3. Except as provided in Article VI above, an Option may not be exercised unless the holder thereof is an officer, director, employee, or consultant of the Company at the time of exercise.

     Section 7.4. No Optionee, or Optionee's executor, administrator, legatee, or distributee or other permitted transferee, shall be deemed to be a holder of any shares of Common Stock subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such shares are issued to such person under the terms of this 1998 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

     Section 7.5. If: (i) the listing, registration or qualification of the Options issued hereunder, or of any securities issuable upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

     Section 7.6. An Optionee may be required to represent to the Company as a condition of his or her exercise of Options issued under this 1998 Plan that: (i) the Subject Securities acquired upon exercise of his or her Option are being acquired by him or her for investment purposes only and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of this 1998 Plan and the subject Option.

     Section 7.7. The Committee may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, the right (previously defined as an "SAR" or collectively, the "SARs") to
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surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount (payable in cash, shares of Common Stock valued at the then fair market value, or a combination thereof as determined by the Committee) equal to the difference (the "Spread") between the then fair market value of the shares of Common Stock issuable upon the exercise of the Option (or portions thereof surrendered) and the option price payable upon the exercise of the Option (or portions thereof surrendered). Such SARS may be included in an Option only under the following conditions:
(a) the SARS will expire no later than the expiration of the underlying Option; (b) the SARS may be for no more than one hundred percent (100%) of the Spread; (c) the SARS are transferable only when the underlying Option is transferable and under the same conditions; (d) the SARS may be exercised only when the underlying Option is eligible to be exercised; and (e) the SARS may be exercised only when the Spread is positive, i.e., when the market price of the stock subject to the Option exceeds the exercise price of the Option.

     Section 7.8. An Option may also be exercised by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of Common Stock subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such shares to pay the exercise price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Committee.

                                  ARTICLE 8

                     CHANGE IN NUMBER OF OUTSTANDING SHARES OF
                      STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

     Section 8.1 If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or there shall occur any other fundamental change or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety, then the Committee shall, in such manner and to such extent (if any) as it in good faith deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Options, (c) the grant, exercise or base price of any or all outstanding Options, (d) the securities or property deliverable upon exercise of any outstanding Options; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make other provision for a cash payment or for the substitution or exchange of any or all outstanding Options or securities deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Company upon or in respect of such event; provided, however, in each case, that with respect to Incentive Stock Options, no such adjustment shall be made which would cause the 1998 Plan to violate section 424 of the Code or any successor provisions thereto without the written consent of the holders of Incentive Stock Options who are materially adversely affected thereby.

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     Section 8.2.     The grant of an Option pursuant to this 1998 Plan shall
not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     Section 8.3. If any Option or other right to acquire Common Stock under this 1998 Plan is not exercised prior to a dissolution of the Company, and no express provision has been made in the Option or otherwise for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate. Unless other provision is made for the payment of the fair value thereof, under a reorganization event of the type described in Section 8.1 that the Company does not legally survive, the Options shall be converted into or otherwise substituted for a right to receive, on exercise, the consideration distributed or payable upon such reorganization event in respect of the number of shares of Common Stock as to which the Option is exercised.

                                   ARTICLE 9

                       DURATION, AMENDMENT AND TERMINATION

     Section 9.1. The Board of Directors may at any time terminate this 1998 Plan or make such amendments hereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to Section 422 of the Code or the regulations thereunder or other federal or state law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, materially adversely affect or impair the rights of such individual under such Option. Pursuant to Section 422(b) of the Code, no Incentive Option may be granted pursuant to this 1998 Plan after ten years from the date this 1998 Plan is adopted or the date this 1998 Plan is approved by the stockholders of the Company, whichever is earlier.

                                  ARTICLE 10

                                  RESTRICTIONS

     Section 10.1. Any Options and shares of Common Stock issued pursuant to this 1998 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. In addition, the Committee may in any Stock Option Certificate and Agreement impose such other restrictions upon the disposition or exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Committee may, in its sole discretion, determine. By accepting an award pursuant to this 1998 Plan, each Optionee shall thereby agree to any such restrictions.

     Section 10.2. Any certificate issued to evidence shares of Common Stock issued pursuant to an Option shall bear such legends and statements as the Committee, the Board of Directors or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares of Common Stock will be delivered pursuant to exercise of the Options granted under this 1998 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Committee, the Board of Directors or counsel to the Company deems necessary or advisable.

                                  ARTICLE 11
                            NON FUNDED 1998 PLAN

     Section 11.1. Options payable under this 1998 Plan shall be payable in shares of the Company. No special or separate reserve, fund or deposit shall be made to assure payment of such Options. No optionee or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Option hereunder. Neither the provisions of this 1998 Plan (or of any related documents), nor the creation or adoption of this 1998 Plan, nor any action taken pursuant to the provisions of the 1998 Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Optionee or other person. To the extent that an Optionee or other person acquires a right to receive payment pursuant to any Option hereunder, such right shall be no greater than the right of any unsecured general creditor of the company.

                           ARTICLE 12

                      APPLICATION OF FUNDS

     Section 12.1. The proceeds received by the Company from the issuance and sale of Common Stock upon exercise of Options granted pursuant to this 1998 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board of Directors.

                            ARTICLE 13

                          TAX WITHHOLDING

     Section 13.1 Upon the exercise of any Option or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of
Section 422 of the Code, the Company shall have the right at its option to (i) require the Optionee (or their representative, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withheld with respect to such transaction, or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withhold in connection with the delivery of shares of Common Stock under this 1998 Plan, the Committee may grant (either at the time of the Option grant or thereafter) to the optionee the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

                              ARTICLE 14

                     EFFECTIVENESS OF 1998 PLAN

     Section 14.1. This 1998 Plan shall become effective upon adoption by the Board of Directors, and approved by the stockholders of the Company in accordance with the applicable provisions (relating to the issuance of stock or options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by
Section 422 of the Code and the regulations thereunder.

     IN WITNESS WHEREOF, pursuant to the approval of this 1998 Plan by the
Board of Directors, this 1998 Plan is executed and adopted as of the    day of
                   , 1998.


                              TELSCAPE INTERNATIONAL, INC.

[CORPORATE SEAL]

                              By:
                                 --------------------------

                              Its:
                                  -------------------------


ATTEST:


By:
   ------------------------
     Secretary